Filed Pursuant to Rule 424(b)(3)
Registration No. No. 333-294297

BARINGS PRIVATE CREDIT CORPORATION
Supplement No. 1, dated May 13, 2026, to the
Prospectus, dated May 6, 2026

This supplement contains information that amends, supplements or modifies certain information contained in the prospectus of Barings Private Credit Corporation (“BPCC”), dated May 6, 2026 (the “Prospectus”). This supplement is part of, and should be read in conjunction with, the Prospectus. The Prospectus has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and is available free of charge at www.sec.gov or by contacting BPCC at 300 South Tryon Street, Suite 2500, Charlotte, NC 28202, or by telephone at (888) 401-1088. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Prospectus.

INCORPORATION BY REFERENCE FOR BPCC
This supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	BPCC’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 7, 2026.